                                                                  EXHIBIT (a)(3)

                             ARTICLES SUPPLEMENTARY

            AHA INVESTMENT FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: The aggregate number of shares of Common Stock that the Corporation has authority to issue is increased by five hundred million (500,000,000) shares of Common Stock, $.01 par value per share, with an aggregate par value of five million dollars ($5,000,000), of which twelve million five hundred thousand (12,500,000) of such shares shall be classified as Class A Common Stock and twelve million five hundred thousand (12,500,000) of such shares shall be classified as Institutional Servicing Class Common Stock of AHA Limited Maturity Fixed Income Fund; twelve million five hundred thousand (12,500,000) of such shares shall be classified as Class A Common Stock and twelve million five hundred thousand (12,500,000) of such shares shall be classified as Institutional Servicing Class Common Stock of AHA Full Maturity Fixed Income Fund; twelve million five hundred thousand (12,500,000) of such shares shall be classified as Class A Common Stock and twelve million five hundred thousand (12,500,000) of such shares shall be classified as Institutional Servicing Class Common Stock of AHA Diversified Equity Fund; twelve million five hundred thousand (12,500,000) of such shares shall be classified as Class A Common Stock and twelve million five hundred thousand (12,500,000) of such shares shall be classified as Institutional Servicing Class Common Stock of AHA Balanced Fund; fifty million (50,000,000) of such shares shall be classified as Class A Common Stock, fifty million (50,000,000) of such shares shall be classified as Class I Common Stock and fifty million (50,000,000) of such shares shall be classified as Institutional Servicing Class Common Stock of AHA U.S. Growth Equity Fund; fifty million (50,000,000) of such shares shall be classified as Class A Common Stock, fifty million (50,000,000) of such shares shall be classified as Class I Common Stock and fifty million (50,000,000) of such shares shall be classified as Institutional Servicing Class Common Stock of AHA International Core Equity Fund; and one hundred million (100,000,000) of such shares shall be classified as Class I Common Stock of AHA U.S. Government Money Market Fund (each a "Portfolio").

            SECOND: The Common Stock of each Portfolio of the Corporation, and the Class A, Class I and Institutional Servicing Class Common Stock of each Portfolio, shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following:

            (1) The rights of each class of Common Stock shall vary in such respects as is set forth in a plan adopted by the Board of Directors in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended ("Rule 18f-3"), and, as required by Rule 18f-3, the income, realized gains and losses, unrealized appreciation and depreciation, and expenses of each class of Common Stock of a Portfolio shall be determined separately from that of each other class of Common Stock of such Portfolio. Upon adoption, such plan shall have the effect as if it were part of the Charter of the Corporation, until amended or rescinded in accordance with Rule

18f-3. Except for these differences, and certain other differences hereinafter set forth, each class of a Portfolio's Common Stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

            (2) The proceeds of the redemption of the shares of Class A Common Stock of a Portfolio may be reduced by the amount of any contingent deferred sales charge, liquidation charge, or any other charge (which charges may vary within the class) payable on such redemption or otherwise, pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations of the National Association of Securities Dealers, Inc.

            THIRD: Immediately before the increase in the aggregate number of shares as set forth in Article FIRST hereof, the Corporation was authorized to issue two hundred million (200,000,000) shares of stock, all of which were shares of Common Stock, having a par value of one cent ($.01) each, and an aggregate par value of two million dollars ($2,000,000), classified as follows:

                                                                                          SHARES
PORTFOLIO                                                                               AUTHORIZED
---------                                                                              -----------
Limited Maturity Fixed Income Portfolio                                                 25,000,000
Full Maturity Fixed Income Portfolio                                                    25,000,000
Diversified Equity Portfolio                                                            25,000,000
Balanced Portfolio                                                                      25,000,000
U.S. Government Money Market Portfolio                                                 100,000,000

                                                                                      ------------

                                      Total                                            200,000,000

            FOURTH: As hereby increased and classified, the total number of shares of stock which the Corporation has authority to issue is seven hundred million (700,000,000) shares, all of which are shares of Common Stock, with a par value of one cent ($.01) per share, having an aggregate par value of seven million dollars ($7,000,000), classified as follows:

                                                                                         SHARES
PORTFOLIO                                                                              AUTHORIZED
---------                                                                              -----------
Limited Maturity Fixed Income Portfolio                                                 50,000,000
Full Maturity Fixed Income Portfolio                                                    50,000,000
Diversified Equity Portfolio                                                            50,000,000
Balanced Portfolio                                                                      50,000,000
AHA U.S. Government Money Market Portfolio                                             200,000,000


                                       2

AHA U.S. Growth Equity Fund                                                            150,000,000
AHA International Core Equity Fund                                                     150,000,000

                                                                                      ------------

                                              Total                                    700,000,000

            FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

            SIXTH: The Board of Directors of the Corporation increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the increased shares pursuant to authority provided in the Corporation's Charter.

            IN WITNESS WHEREOF, AHA Investment Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.


                                         AHA INVESTMENT FUNDS, INC.


                                           By:  /s/ Douglas D. Peabody
                                               ------------------------
                                                   Douglas D. Peabody
                                                   President & Director

WITNESS:


/s/ Timothy G. Solberg
----------------------------
Timothy G. Solberg
Secretary & Director

                              ARTICLES OF AMENDMENT

            AHA INVESTMENT FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: The Charter of the Corporation is hereby amended by redesignating each of Limited Maturity Fixed Income Portfolio, Full Maturity Fixed Income Portfolio, Diversified Equity Portfolio, Balanced Portfolio and U.S. Government Money Market Portfolio (each a "Portfolio") as AHA Limited Maturity Fixed Income Fund, AHA Full Maturity Fixed Income Fund, AHA Diversified Equity Fund, AHA Balanced Fund, and AHA U.S. Government Money Market Fund respectively, and by redesignating all of the authorized shares of each respective Portfolio as Class I Common Stock of such Portfolio, without any change in the rights associated with such shares of each Portfolio.

            SECOND: The foregoing amendments to the Charter of the Corporation were approved by a majority of the entire Board of Directors; the foregoing amendments are limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

            IN WITNESS WHEREOF, AHA Investment Funds, Inc. has caused these presents to be signed in its name and on its behalf by its President who acknowledges that these Articles of Amendment are the act of the Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.


                                         AHA INVESTMENT FUNDS, INC.


                                           By:  /s/ Douglas D. Peabody
                                               ------------------------
                                                   Douglas D. Peabody
                                                   President & Director

WITNESS:


/s/ Timothy G. Solberg
----------------------------
Timothy G. Solberg
Secretary & Director